UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2005

Compex Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-9407	41-0985318
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1811 Old Highway 8, New Brighton, Minnesota		55112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 631-0590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) One July 1, 2005, the Board of Director of Compex Technologies, Inc. increased the size of the Board to seven, and elected Paulita LaPlante and Richard Nigon to the two additional board positions created. Neither Ms. LaPlante nor Mr. Nigon have been appointed to a committee at this time, although it is anticipated that Committee assignments may be considered at upcoming board meetings. Neither Ms. LaPlante nor Mr. Nigon has engaged in any transaction during the past two years, nor is their any contemplated transaction in which either Ms. LaPlante or Mr. Nigon have a direct or indirect interest, in which an amount involved exceeds $60,000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.0 Press Release dated July 1, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compex Technologies, Inc.

July 1, 2005	By:	Dan Gladney

Name: Dan Gladney
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.0	Press Release dated July 1, 2005